UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026 (May 7, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Streeterville Capital, LLC Exchange Agreement

As previously reported, Vivos Therapeutics, Inc. (the “Company”) is a party to a senior secured loan transaction, dated June 9, 2025, with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), pursuant to which Streeterville previously made a loan to the Company in the form of a Secured Promissory Note (the “Streeterville Note”) with an original principal face amount of $8,225,000 (inclusive of a $675,000 original issuance discount and $50,000 expense allowance), for total gross proceeds to the Company of $7,500,000. The proceeds of the Streeterville loan transactions were used by the Company in connection with its acquisition of the operating assets of The Sleep Center of Nevada.

On June 4, 2025, the Company entered into a definitive Exchange Agreement (the “Exchange Agreement”) with Streeterville. The Exchange Agreement provides for the exchange of the outstanding principal under the Streeterville Note for equity securities of the Company in two tranches subject to the Company having raised certain gross proceeds on or before to June 15, 2026 (the “Exchange Outside Date”).

Pursuant to the Exchange Agreement, upon the Company closing a common equity financing for gross proceeds of at least $2,600,000 (the “First Tranche Financing”) and provided that the First Tranche Financing occurs on or before the Exchange Outside Date, Streeterville has agreed to automatically partition $3,2500,000 of the outstanding principal under the Streeterville Note as a separate note (the “First Partitioned Note”) and further exchange such First Partitioned Note for (i) 2,500 shares of newly designated Series A Preferred Stock, par value $0.0001, of the Company (the “Exchange Preferred Shares”), the terms of which are set forth in the form of Certificate of Designation for such Exchange Preferred Shares (the “Certificate of Designation”) to be filed by the Company with the Delaware Secretary of State at the time of issuance of the Exchange Preferred Shares, and (ii) a number of shares (the “Exchange Common Shares”, and together with the Exchange Preferred Shares, the “First Exchange Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), equal to $750,000 divided by the “Minimum Price” as defined in the Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”).

In addition, upon the Company closing a further common equity financing for gross proceeds of at least $1,900,000, separate, apart from, and in addition to the $2,600,000 of gross proceeds received in the First Tranche Financing (the “Second Tranche Financing”) and provided that the Second Tranche Financing occurs on or before the Exchange Outside Date, Streeterville has further agreed to automatically partition an additional $1,2500,000 of the outstanding principal under the Streeterville Note as a separate note (the “Second Partitioned Note”) and exchange such Second Partitioned Note for an additional 1,250 Exchange Preferred Shares (the “Second Exchange Shares”).

Further, pursuant to the Exchange Agreement and subject to the closing of the First Tranche Financing on or before the Exchange Outside Date, Streeterville has agreed to customary lock-up provisions with respect to Company securities, with such lock-up lasting until August 15, 2026. The Exchange Agreement also includes representations, warranties, and covenants customary for a transaction of this type.

Upon the surrender of either the First Partitioned Note or the Second Partitioned Note by Streeterville in exchange for the issuance of the First Exchange Shares or (if applicable) the Second Exchange Shares by the Company, Streeterville has agreed to automatically enter into a note amendment (each, a “Note Amendment”) to amend the Streeterville Note to reflect the following: (i) an extension of the maturity date of the Streeterville Note by six months until June 10, 2027; (ii) a suspension by Streeterville of monthly principal redemption repayment requests under the Streeterville Note until September 15, 2026 and (iii) a reduction in the amount for which Streeterville can request monthly principal redemptions of the Streeterville Note from $550,000 to $225,000 per month.

As provided for in the Certificate of Designations, the Exchange Preferred Shares (if issued) will (i) be non-convertible, (ii) non-voting (except if certain limited circumstances), (iii) non-transferable, (iv) provide for a 9% annual dividend, compounding daily and payable quarterly, (v) provide for liquidation preference over the Common Stock, and (vi) contain certain affirmative and negative covenants in favor of Streeterville, including a requirement to obtain Streeterville’s consent for future debt and equity financings of the Company over $2,500,000 in the aggregate (which by operation of the transactions contemplated by the foregoing, would be in addition to the first $2,600,000 to be raised in the First Tranche Financing).

The foregoing description of the Exchange Agreement, Certificate of Designation and Note Amendment are not complete and are subject to and qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The form of Certificate of Designation and Note Amendment are attached as exhibits to the Exchange Agreement and are not, as of the date of this Report, effective.

V-Co Investors 4 LLC Note

On May 7, 2026, the Company entered into an unsecured convertible promissory note in favor of V-Co Investors 4 LLC (“V-Co 4”) in the maximum principal amount of up to $5,000,000 (the “V-Co 4 Note” and the maximum principal amount, inclusive of the original issuance discount described below, the “Maximum Principal”). V-Co 4 is an affiliate of New Seneca Partners Inc., an existing private equity investor in, and advisor to, the Company.

The purpose of the V-Co Note is to provide advanced funding and support to the Company in connection with a proposed equity financing of the Company in the aggregate amount of up to $5,500,000 (the “Subsequent Financing”). The Company expects to close the Subsequent Financing no later than June 30, 2026 (the “V-Co Outside Date”).

On May 7, 2026, V-Co 4 funded an initial $500,000 to the Company under the V-Co 4 Note. At any time until the close of business day on the V-Co Outside Date, V-Co 4 shall advance funds and confirm such amount in advance to the Company, up to the Maximum Principal. The Maximum Principal shall include a ten percent (10%) original issuance discount of the aggregate Maximum Principal as a financing fee to V-Co 4.

The V-Co Note does not bear any interest, except in the case of an Event of Default, which is defined as (i) the Company fails to pay the principal or any accrued interest under the V-Co Note on demand, (ii) the Company fails to observe or perform any other material covenant, obligation, condition or agreement in any material respect contained in the V-Co Note, (iii) the Company’s voluntary bankruptcy or (iv) an involuntary bankruptcy is commenced against the Company. Upon the occurrence of any Event of Default, interest shall accrue on the V-Co Note at a rate equal to fifteen percent (15%) per annum and shall be computed on the basis of a 365-day year.

In the event of a Subsequent Financing prior to the V-Co Outside Date, all principal under the V-Co 4 Note shall automatically convert dollar-to-dollar, without any further action required on the part of V-Co 4 or the Company, into such equity instruments of the Company as are issued in the Subsequent Financing. The Subsequent Financing may, but is not required to be, led by V-Co 4. Following the V-Co Outside Date, the Company may repay all or any portion of the outstanding principal amount and any accrued interest of the V-Co 4 Note in whole or in part without penalty.

The foregoing description of the V-Co 4 Note is not complete and is subject to and qualified in its entirety by reference to the full text of the V-Co 4 Note, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 5, 2026, the Company received a letter from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of the Common Stock, from April 23, 2026 to June 4, 2026, the Company is no longer in compliance with the requirement for continued listing on The Nasdaq Capital Market to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice has no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until December 2, 2026, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before December 2, 2026, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H), Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending December 2, 2026, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided, among other things, the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency. The Company is, as of the date of this Report, not in compliance with Nasdaq’s $2.4 million minimum stockholders’ equity requirement, but as effectuated the transactions contemplated by the Exchange Agreement as part of its plan to regain compliance with such requirement.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the minimum bid price requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with other applicable Nasdaq listing requirements.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of V-Co 4, the offer and sale of the V-Co 4 Note was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Neither the V-Co 4 Note nor any securities of the Company which may be issued upon conversion of the V-Co 4 Note have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities & Exchange Commission or an applicable exemption from the registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company. No assurances can be made that the transactions contemplated by the Exchange Agreement (including the First Tranche Financing or the Second Tranche Financing) will be consummated.

Item 7.01	Regulation FD Disclosure.

On June 5, 2026, the Company issued a press release announcing the signing of the Exchange Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. Such information shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated May 7, 2026, made by the Company in favor of V-Co Investors 4 LLC
10.1	Exchange Agreement dated June 5, 2026, by and between the Company and Streeterville Capital, LLC.
99.1	Press Release dated June 5, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: June 8, 2026	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer